Exhibit 99

For Immediate Release

FOR: QUIXOTE CORPORATION CONTACT: Daniel P. Gorey Chief Financial Officer Joan R. RileyDirector of Investor Relations (312) 467-6755	Investor Relations: Christine Mohrmann/Bob Joyce Financial Dynamics (212) 850-5600

QUIXOTE CORPORATION REPORTS FISCAL 2007 THIRD QUARTER RESULTS

•                  Operating profit $1,578,000 vs. an operating loss of $178,000 last year

•                  EPS of $0.03 vs. a $0.10 loss last year

•                  International sales increase 16%

•                  Quixote establishes Beijing facility

CHICAGO, IL, April 26, 2007 — Quixote Corporation (Nasdaq: QUIX) today reported results for its fiscal 2007 third quarter ended March 31, 2007.

For the fiscal 2007 third quarter, net sales were $30,975,000 compared to net sales of $37,470,000 in the third quarter of fiscal 2006.  The Company reported an operating profit for the third quarter of fiscal 2007 of $1,578,000 compared to an operating loss of $178,000 reported in the third quarter of fiscal 2006.  For the third quarter of fiscal 2007, the Company reported net earnings of $298,000, or $0.03 per diluted share, compared to a net loss of $878,000, or $0.10 per diluted share, in the third quarter of fiscal 2006.  The Company’s results for the fiscal 2007 third quarter include a gain of $598,000 on the sale of assets.

Net sales for the first nine months of fiscal 2007 were $95,791,000, compared with $116,047,000 in the first nine months of fiscal 2006.  The Company reported an operating loss of $6,480,000 in the first nine months of fiscal 2007, compared with operating profit of $1,937,000 in the first nine months of fiscal 2006.  The net loss for the first nine months of fiscal 2007 was $6,108,000, or $0.68 per diluted share, compared with a net loss of $985,000, or $0.11 per diluted share, for the same period last year.

The Company’s results for the first nine months of fiscal 2007 include a gain on the sale of assets of $1,191,100 as well as other special charges totaling $11,275,000, which consisted of restructuring costs of $7,655,000 and inventory write-offs of $3,620,000 related to the discontinuation of certain product lines.  The Company’s results for the first nine months of fiscal 2006 included a gain of $633,000 resulting from the settlement of claims with the seller of Peek Traffic.  Excluding the abovementioned items, the Company would have reported operating profit for the first nine months of fiscal 2007 of $3,604,000 compared to operating profit of $1,304,000 in the same period in fiscal 2006.  Please refer to the attached tables for a reconciliation of operating profit on a GAAP to non-GAAP basis.

Leslie J. Jezuit, Chairman and Chief Executive Officer, commented, “For the third quarter, sales for our Protect and Direct segment increased 3% over the same quarter last year driven by increased sales internationally.  Sales for our Inform segment also increased 3% compared to last year despite the sale of the weather forecasting business late last year.  Adjusting for this transaction, sales for the Inform segment rose a strong 21%, driven by increased sales of traffic sensing products.  Sales within our Intersection Control segment for the third quarter of 2007 declined in part due to discontinued product lines related to our restructuring activities in this segment.  As a result of the completion of our restructuring programs, our cost structure has improved overall, with gross profit for the third quarter increasing to 34.5% compared from 29.5% last year.”

Mr. Jezuit continued, “International sales increased 16% during the quarter, driven by strong sales in the Asia-Pacific region.  To focus further on this region’s growth opportunities, we formed a new company in China, Quixote (Beijing) Co., Ltd., and have leased a manufacturing facility in Beijing.  Like many of its Asian counterparts, it appears that China is beginning to recognize the importance of transportation safety devices like ours.  We expect our Beijing facility to become operational later in our fiscal fourth quarter.”

Mr. Jezuit concluded, “As we enter our seasonally strong fourth quarter, we believe that we have made the needed investments to position our business for improved growth and profitability in the future.  We believe that domestic demand for our products has not yet fully benefited from opportunities developing as a result of the Highway Spending Bill and an improving industry environment, and we expect current market conditions to continue into our fourth quarter.   However, given our history as a late-stage benefactor of industry spending, we remain optimistic that we have properly positioned our business for growth once spending increases the demand for our products.”

Quixote Corporation will be hosting a telephone conference call at 10 a.m., Eastern Time, today, April 26, 2007, to further discuss its quarterly results and corporate developments.  This conference call will be broadcast simultaneously over the Internet at www.quixotecorp.com and may be accessed and listened to by clicking the icon on the Company’s homepage.

Quixote Corporation, (www.quixotecorp.com), through its wholly-owned subsidiaries, Quixote Transportation Safety, Inc., Quixote Traffic Corporation and Quixote Transportation Technologies, Inc., is the world’s leading manufacturer of energy-absorbing highway crash cushions, electronic wireless measuring and sensing devices, weather forecasting stations, computerized highway advisory radio transmitting systems, intelligent intersection control systems, flexible post delineators and other transportation safety products.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the Company’s Form 10-K for its fiscal year ended June 30, 2006, under the caption “Forward-Looking Statements” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, which discussion is incorporated herein by this reference. Other factors may be described from time to time in the Company’s public filings with the Securities and Exchange Commission, news releases and other communications.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(4 Tables to Follow)

Quixote Corporation
Earnings Summary

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2007	2006	2007	2006

Net sales	$30,975,000	$37,470,000	$95,791,000	$116,047,000
Cost of sales	20,302,000	26,420,000	66,105,000	82,837,000

Gross profit	10,673,000	11,050,000	29,686,000	33,210,000

Operating expenses:
Selling & administrative	8,471,000	9,605,000	25,853,000	27,479,000
Research & development	1,222,000	1,623,000	3,849,000	4,427,000
Gain on sale of assets	(598,000)		(1,191,000)
Gain on legal settlement				(633,000)
Restructuring costs			7,655,000
	9,095,000	11,228,000	36,166,000	31,273,000

Operating profit (loss)	1,578,000	(178,000)	(6,480,000)	1,937,000

Other income (expense):
Interest income			17,000	1,000
Interest expense	(1,098,000)	(1,238,000)	(3,389,000)	(3,527,000)
	(1,098,000)	(1,238,000)	(3,372,000)	(3,526,000)

Income (loss) before income taxes	480,000	(1,416,000)	(9,852,000)	(1,589,000)
Income tax provision (benefit)	182,000	(538,000)	(3,744,000)	(604,000)

Net earnings (loss)	$298,000	($878,000)	($6,108,000)	($985,000)

Per share data – basic:
Net earnings (loss)	$0.03	($0.10)	($0.68)	($0.11)
Average common shares outstanding	8,948,133	8,839,721	8,920,521	8,856,525

Per share data – diluted:
Net earnings (loss)	$0.03	($0.10)	($0.68)	($0.11)
Average diluted common shares outstanding	9,040,559	8,839,721	8,920,521	8,856,525

Quixote Corporation
Balance Sheet

(Unaudited)

	As of March, 2007	As of June 30, 2006
Assets
Current assets
Cash and cash equivalents	$452,000	$869,000
Accounts receivable, net	27,220,000	36,481,000
Inventories, net	24,652,000	25,465,000
Other current assets	8,204,000	5,014,000
	60,528,000	67,829,000

Property, plant and equipment, net	17,931,000	19,535,000
Intangible assets and other, net	38,248,000	37,839,000
	$116,707,000	$125,203,000

Liabilities and Shareholders’ Equity
Current liabilities	$16,772,000	$24,048,000
Long-term debt, net	55,250,000	51,122,000
Other long-term liabilities	1,242,000	1,087,000
Shareholders’ equity	43,443,000	48,946,000
	$116,707,000	$125,203,000

Quixote Corporation
Other Information

(Unaudited)

	Nine Months Ended March 31,
	2007	2006

Depreciation and amortization expense	$3,900,000	$4,900,000
Capital expenditures	$2,200,000	$2,400,000

Quixote Corporation

Reconciliation of GAAP to Non-GAAP Measurements

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2007	2006	2007	2006

Operating profit (loss)	$1,578,000	$(178,000)	($6,480,000)	$1,937,000
Subtract: Gain on sale of assets	(598,000)		(1,191,000)
Gain on legal settlement				(633,000)
Add: Restructuring costs			7,655,000
Inventory write-offs in Cost of Sales			3,620,000
Operating profit excluding gains, restructuring
costs and inventory write-offs (a)	$980,000	$(178,000)	$3,604,000	$1,304,000

(a)  The company believes that the gain on sale of assets, the gain on legal settlement, restructuring costs and inventory write-offs related to the restructuring plan included in Cost of Sales affect the comparability of the results of operations of the 2007 third quarter and the first nine months of fiscal 2007 to the results of operations for the 2006 third quarter and the first nine months of fiscal 2006.  The company also believes that disclosing operating profit excluding those items will allow investors to more easily compare the results of 2007 third quarter and the first nine months of fiscal 2007 to the results of the 2006 third quarter and the first nine months of fiscal 2006.

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